UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Prime Medicine, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________________
FORM 8-K
___________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 10, 2023
Date of Report (date of earliest event reported)
___________________________________________________________
Prime Medicine, Inc.
(Exact name of registrant as specified in its charter)
___________________________________________________________

Delaware (State or other jurisdiction of incorporation)	001-41536 (Commission File Number)	84-3097762 (I.R.S. Employer Identification No.)
21 Erie Street Cambridge, MA 02139
(Address of principal executive offices and zip code)
(617) 564-0013
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.00001 per share	PRME	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§250.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 10, 2023, the Board of Directors (the “Board”) of Prime Medicine, Inc. (the “Company”) appointed Jeff Marrazzo as a director of the Company. Mr. Marrazzo has been designated as a Class II director in accordance with the Company’s Amended and Restated Bylaws until the Company’s 2024 Annual Meeting of Stockholders and thereafter until his successor has been duly elected and qualified or until his earlier death, removal or resignation. Mr. Marrazzo was also appointed to serve on the Company’s Compensation Committee.
There are currently no arrangements or understandings between Mr. Marrazzo and any other person pursuant to which Mr. Marrazzo was selected as a director. There are currently no transactions in which Mr. Marrazzo has an interest requiring disclosure under Item 404(a) of Regulation S-K.
In connection with Mr. Marrazzo’s appointment to the Board, the Company granted Mr. Marrazzo stock options to purchase up to 92,000 shares of the Company’s common stock under the Company’s 2022 Stock Option and Incentive Plan. The stock option award shall vest in three equal annual installments, subject to the Mr. Marrazzo’s continued service on each such vesting date. In accordance with the Company’s non-employee director compensation policy, Mr. Marrazzo will receive (i) an annual cash compensation of $40,000 ($10,000 per quarter) for his service as a director, (ii) an annual cash compensation of $6,000 for his service on the Company’s Compensation Committee and (iii) reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and committees thereof.
In connection with his election to the Board, Mr. Marrazzo will enter into an indemnification agreement (the “Indemnification Agreement”) with the Company. The Indemnification Agreement is consistent with the form of indemnification agreement that the Company has entered into with its other non-employee directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2023

Prime Medicine, Inc.

By:	/s/ Keith Gottesdiener
Name:	Keith Gottesdiener, M.D.
Title:	President and Chief Executive Officer